Press Release #201715	FOR IMMEDIATE RELEASE	June 19, 2017

Enertopia Moves into Phase Two of its Strategic Plan

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") the Company provides the following information on phase 2 of its strategic plan with respect to its ongoing lithium exploration program.

The Company is very pleased that it has completed phase one of its field exploration program covering select locations in the Western USA and the Catamarca and Salta provinces of Argentina. All field samples collected by the Company’s consultants are currently being analyzed by 3rd party labs.

The Company also attended the Lithium Conference in Argentina, whereby the Company has been successful in entering into discussions with Salar owners and active mining companies on taking part in our upcoming Phase two bench tests with Genesis Water Technologies (GWT).

The Company will provide further exploration and bench test updates as information becomes available. However, due to the very sensitive and competitive nature of these internal prospects being generated on public lands, the Company will keep exact project locations confidential until such time as the lands have been acquired.

“We are very excited about our developments and are working aggressively on mapping out the next steps for phase two battery grade lithium carbonate purity bench testing and property acquisitions,” stated President and CEO Robert McAllister

About Enertopia
Enertopia is concurrently working with water purification technology partner GWT using patent pending technology that is believed able to recover Lithium from brine solutions. The companies are currently in the planning phase for a much larger and expanded phase two of bench tests with the goal or achieving battery grade Lithium Carbonate. This is expected to result in the buildout of a pilot plant after achieving battery grade Li2CO3 purity results.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, Lithium brine recovery technology, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the funds raised will have any positive impact on Enertopia. There is no assurance that the current bench test will be successful and other projects will be acquired. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release